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EXHIBIT 15.1

LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

To the Board of Directors and Stockholders of Hypercom Corporation

We are aware of the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40457, 333-40459, 333-40461, 333-40333 and 333-43622) of our
report dated July 25, 2001 relating to the unaudited consolidated interim financial statements of Hypercom Corporation that are included in its Form 10-Q for the quarter ended June 30, 2001.

                                           /s/ Ernst & Young LLP

Phoenix, Arizona
August 13, 2001